Exhibit 99.1

For release: November 1, 2012, 6:00 a.m. EDT	Contact:	Mark Rittenbaum
503-684-7000

Greenbrier Reports Fiscal Fourth Quarter Financial Results

~ Posts EPS of $0.26; Backlog of 10,700 units valued at $1.20 billion ~

~ Record fiscal year revenue and earnings ~

Lake Oswego, Oregon, November 1, 2012 – The Greenbrier Companies (NYSE: GBX) today reported results for its fiscal fourth quarter and fiscal year ended August 31, 2012.

Fourth Quarter and Fiscal Year Highlights

•	Full year revenue reached $1.81 billion, a 45% increase over last year and a new record for the company.

•	Record net earnings attributable to Greenbrier (“net earnings”) for the year of $58.7 million was a nine-fold increase over prior year.

•	Net earnings for the fourth quarter were $7.4 million, or $.26 per diluted share, on revenue of $443.5 million.

•	New railcar deliveries for 2012 were a record 15,000 units, compared to 9,400 units in 2011, and 2,500 units in 2010.

•	During the fourth quarter, the Company received orders for 2,900 new railcars.

•

New railcar manufacturing backlog as of August 31, 2012 was 10,700 units with an estimated value of $1.20 billion (an average unit sale price of $112,000), compared to 11,500 units with an estimated value of $1.14 billion (an average unit sale price of $99,000) as of May 31, 2012. Based on current production plans, approximately 7,300 units in August 31, 2012 backlog are scheduled for delivery in fiscal 2013. The balance are scheduled for delivery in fiscal 2014.

•	Marine backlog totaled $25 million as of August 31, 2012; additionally we were awarded a letter of intent for 15 barges valued at $60 million subject to significant permitting and other conditions.

•	Operating cash flow was positive $116.1 million for 2012, compared to negative $34.3 million in 2011.

William A. Furman, president and chief executive officer, said, “In fiscal 2012, our manufacturing operations responded well to strong demand for new railcars and our leasing operation significantly enhanced its syndication and management services model, leading to record revenue and earnings for the full year. While we realized positive momentum during the year in both of these operations, our fourth quarter earnings were well below our expectations. This was principally due to lower than anticipated new railcar deliveries, a high tax rate for the quarter, and certain employee related costs.”

Mark Rittenbaum, chief financial officer, noted, “New railcar deliveries to two customers totaling 560 railcars, with an aggregate value of nearly $50 million that we expected to occur by year-end, were postponed due to delays in a lease syndication transaction and one customer’s acceptance of certain railcars. All of these deliveries occurred subsequent to quarter end. Additionally, our actual tax rate for the quarter of 51% was significantly higher than our expected tax rate of around 34%. This difference was primarily due to a change in our geographic mix of earnings. Also, we incurred certain severance costs of nearly $1 million after-tax during the quarter. Finally, gain on disposition of equipment was only $.1 million pre-tax for the quarter, whereas the average gain for the prior three quarters was nearly $3 million per quarter.”

Furman concluded, “In fiscal 2013, we expect less business visibility than in fiscal 2012, as a result of global economic and geopolitical uncertainty. We will focus on four key areas beyond basic execution of our operating plan. First, we will expand capacity in higher margin railcar types, such as tank cars, to respond to market demand. Second, we will continue to expand our product offerings in the businesses that are related to the oil, gas and chemical industries and in other high-growth areas. Third, we will continue to improve our working capital position, increase free cash flow and pay down debt. Lastly, we will continue to seek diversification and growth opportunities in the rail freight marketplace, especially in leasing.”

Financial Summary

	Q4 FY12	Q3 FY12	Sequential Comparison – Main Drivers
Revenue	$443.5M	$507.8M	Down, due to lower new railcar deliveries with a higher average sales price

Gross margin	12.3%	12.2%	Up 10 bps on operational efficiencies

Selling and administrative	$27.6M	$28.8M	Lower incentive compensation expense associated with lower earnings

Gain on disposition of equipment	$0.07M	$2.6M	Timing of sales fluctuates and is opportunistic

Adjusted EBITDA	$36.0M	$44.6M	Down 19.3% due to lower revenue

Effective tax rate	51%	30%	Change in geographic mix of earnings

Net earnings	$7.4M	$19.1M	Down 61% on lower revenue and higher tax rate

Diluted EPS – GAAP	$0.26	$0.61	“If converted” calculation

Economic EPS	$0.27	$0.69	Excludes “if converted” impact of out-of-the-money bonds due 2018

Segment Summary

	Q4 FY12	Q3 FY12	Sequential Comparison – Main Drivers
Manufacturing:
Revenue	$306.2M	$364.9M	Down 16.1% due to lower deliveries with higher average sales price
Gross margin	11.8%	10.8%	Up 100 bps due to operational efficiencies
Deliveries	3,500	4,500	Down due to timing of lease syndications and customer acceptance (560 cars) and change in mix

Wheel Services, Refurbishment & Parts
Revenue	$119.1M	$125.1M	Down 4.8% due to lower wheel volumes
Gross margin	8.1%	10.8%	Down 270 bps due to lower wheel volumes, sales mix and repair labor inefficiencies

Leasing & Services:
Revenue	$18.3M	$17.7M	Up 3.4% due to increased volume of leased cars
Gross margin	47.6%	50.2%	Down 260 bps due to fewer railcars held for syndication resulting in less interim rent
Lease Fleet Utilization	93.5%	95.5%	Timing of lease commencement on certain fleet additions

Business Outlook

Given global economic and geopolitical uncertainty, Greenbrier currently has less business visibility and more variability now than it had in fiscal 2012. Based on current business trends and industry forecasts, management currently anticipates the Company’s new railcar deliveries in 2013 to be between 11,500 – 13,000 units. Approximately 7,300 of these units are in firm backlog as of August 31, 2012, with the balance of deliveries expected to come from additional orders received during the year. While the range of deliveries is below the 15,000 deliveries for fiscal 2012, the Company anticipates the product mix will include railcars with higher average selling prices. Currently, management anticipates that at the upper end of the delivery guidance range, fiscal 2013 revenue, adjusted EBITDA and earnings per share will be similar to fiscal 2012, with the second half of the year being stronger than the first half of the year.

Conference Call

Greenbrier will host a teleconference to discuss fourth quarter results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	November 1, 2012

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through December 2, 2012 at 1-402-280-9982.

About Greenbrier Companies

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its three manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 39 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 11,000 railcars, and performs management services for approximately 219,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as earnings attributable to Greenbrier before loss on extinguishment of debt, interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Economic EPS is not a financial measure under GAAP. Economic EPS is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic EPS as net earnings attributable to Greenbrier divided by the sum of weighted average basic common shares outstanding, plus the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS. You should not consider Economic EPS in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic EPS is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic EPS measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2012	May 31, 2012	February 29, 2012	November 30, 2011	August 31, 2011
Assets
Cash and cash equivalents	$53,571	$44,915	$40,666	$20,855	$50,222
Restricted cash	6,277	6,089	2,249	2,151	2,113
Accounts receivable, net	146,326	172,086	177,544	149,559	188,443
Inventories	316,741	346,122	365,811	354,045	323,512
Leased railcars for syndication	97,798	66,776	79,681	68,029	30,690
Equipment on operating leases, net	362,968	334,872	322,811	323,878	321,141
Property, plant and equipment, net	182,429	172,729	165,700	159,671	161,200
Goodwill	137,066	137,066	137,066	137,066	137,066
Intangibles and other assets, net	81,368	84,693	85,155	84,187	87,268

	$1,384,544	$1,365,348	$1,376,683	$1,299,441	$1,301,655

Liabilities and Equity
Revolving notes	$60,755	$71,430	$101,446	$80,679	$90,339
Accounts payable and accrued liabilities	329,508	323,977	340,328	311,519	316,536
Deferred income taxes	95,363	88,514	89,623	87,395	83,839
Deferred revenue	17,194	17,872	1,230	5,724	5,900
Notes payable	428,079	428,028	428,454	431,184	429,140
Total equity Greenbrier	431,777	418,161	399,788	368,528	361,573
Noncontrolling interest	21,868	17,366	15,814	14,412	14,328

Total equity	453,645	435,527	415,602	382,940	375,901

	$1,384,544	$1,365,348	$1,376,683	$1,299,441	$1,301,655

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Years Ended August 31,
	2012	2011	2010
Revenue
Manufacturing	$1,253,964	$721,102	$295,566
Wheel Services, Refurbishment & Parts	481,865	452,865	388,434
Leasing & Services	71,887	69,323	72,280

	1,807,716	1,243,290	756,280
Cost of revenue
Manufacturing	1,122,384	661,127	268,395
Wheel Services, Refurbishment & Parts	433,541	405,449	344,522
Leasing & Services	37,371	37,183	41,365

	1,593,296	1,103,759	654,282
Margin	214,420	139,531	101,998
Selling and administrative	104,596	80,326	69,931
Gain on disposition of equipment	(8,964)	(8,369)	(8,170)
Special items	—	—	(11,870)

Earnings from operations	118,788	67,574	52,107
Other costs
Interest and foreign exchange	24,809	36,992	45,204
Loss (gain) on extinguishment of debt	—	15,657	(2,070)

Earnings before income tax and loss from unconsolidated affiliates	93,979	14,925	8,973
Income tax benefit (expense)	(32,393)	(3,564)	959

Earnings before loss from unconsolidated affiliates	61,586	11,361	9,932
Loss from unconsolidated affiliates	(416)	(2,974)	(1,601)

Net earnings	61,170	8,387	8,331
Net earnings attributable to noncontrolling interest	(2,462)	(1,921)	(4,054)

Net earnings attributable to Greenbrier	$58,708	$6,466	$4,277

Basic earnings per common share:	$2.21	$0.27	$0.23

Diluted earnings per common share:	$1.91	$0.24	$0.21

Weighted average common shares:
Basic	26,572	24,100	18,585
Diluted	33,718	26,501	20,213

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended August 31,
	2012	2011	2010
Cash flows from operating activities:
Net earnings	$61,170	$8,387	$8,331
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Deferred income taxes	11,617	2,399	15,052
Depreciation and amortization	42,371	38,293	37,511
Gain on sales of leased equipment	(8,964)	(5,121)	(6,543)
Accretion of debt discount	3,259	6,583	8,149
Special items	—	—	(11,870)
Loss (gain) on extinguishment of debt (non-cash portion)	—	8,453	(2,070)
Other	13,662	6,762	4,237
Decrease (increase) in assets:
Accounts receivable	37,763	(96,552)	22,430
Inventories	3,709	(116,866)	(45,212)
Leased railcars for syndication	(76,071)	(20,839)	759
Other	—	8,863	6,455
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	16,236	130,673	12,777
Deferred revenue	11,304	(5,287)	(7,445)

Net cash (used in) provided by operating activities	116,056	(34,252)	42,561

Cash flows from investing activities:
Proceeds from sales of equipment	33,560	18,730	22,978
Investment in and advances to unconsolidated affiliates	(506)	(2,330)	(927)
Contract placement fee	—	—	(6,050)
Decrease (increase) in restricted cash	(4,164)	412	(1,442)
Capital expenditures	(117,885)	(84,302)	(38,989)
Other	48	(1,774)	260

Net cash used in investing activities	(88,947)	(69,264)	(24,170)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	(57,302)	71,625	(11,934)
Proceeds from revolving notes with maturities longer than 90 days	63,773	25,159	5,698
Repayments of revolving notes with maturities longer than 90 days	(33,934)	(10,000)	(5,698)
Proceeds from issuance of notes payable	2,750	231,250	2,149
Debt issuance costs	—	(11,469)	(109)
Repayments of notes payable	(7,070)	(311,360)	(38,267)
Proceeds from equity offering	—	63,180	56,250
Expenses from equity offering	—	(420)	(3,542)
Excess tax benefit from restricted stock awards	1,627	—	—
Investment by joint venture partner	1,362	—	—
Other	—	26	29

Net cash provided by (used in) financing activities	(28,794)	57,991	4,576

Effect of exchange rate changes	5,034	(3,117)	(290)
Increase (decrease) in cash and cash equivalents	3,349	(48,642)	22,677
Cash and cash equivalents
Beginning of period	50,222	98,864	76,187

End of period	$53,571	$50,222	$98,864

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations (Unaudited)

(In thousands, except per share amounts)

Operating results by quarter for 2012 and 2011 are as follows:

	First	Second	Third	Fourth	Total
2012
Revenue
Manufacturing	$262,656	$320,206	$364,930	$306,172	$1,253,964
Wheel Services, Refurbishment & Parts	117,749	119,894	125,145	119,077	481,865
Leasing & Services	17,794	18,086	17,722	18,285	71,887

	398,199	458,186	507,797	443,534	1,807,716
Cost of revenue
Manufacturing	236,188	290,851	325,424	269,921	1,122,384
Wheel Services, Refurbishment & Parts	105,891	106,554	111,610	109,486	433,541
Leasing & Services	9,663	9,295	8,825	9,588	37,371

	351,742	406,700	445,859	388,995	1,593,296
Margin	46,457	51,486	61,938	54,539	214,420
Selling and administrative	23,235	24,979	28,784	27,598	104,596
Gain on disposition of equipment	(3,658)	(2,654)	(2,585)	(67)	(8,964)

Earnings from operations	26,880	29,161	35,739	27,008	118,788
Other costs
Interest and foreign exchange	5,383	6,630	6,560	6,236	24,809

Earnings before income tax and earnings (loss) from unconsolidated affiliates	21,497	22,531	29,179	20,772	93,979
Income tax expense	(7,797)	(5,348)	(8,655)	(10,593)	(32,393)
Earnings (loss) from unconsolidated affiliates	(372)	72	201	(317)	(416)

Net earnings	13,328	17,255	20,725	9,862	61,170
Net (earnings) loss attributable to Noncontrolling interest	1,189	415	(1,608)	(2,458)	(2,462)

Net earnings attributable to Greenbrier	$14,517	$17,670	$19,117	$7,404	$58,708

Basic earnings per common share: (1)	$0.57	$0.66	$0.71	$0.27	$2.21
Diluted earnings per common share: (2)	$0.48	$0.57	$0.61	$0.26	$1.91

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations (Unaudited)

(In thousands, except per share amounts)

	First	Second	Third	Fourth	Total
2011
Revenue
Manufacturing	$85,440	$156,621	$173,487	$305,554	$721,102
Wheel Services, Refurbishment & Parts	95,268	112,015	126,317	119,265	452,865
Leasing & Services	18,226	15,704	17,476	17,917	69,323

	198,934	284,340	317,280	442,736	1,243,290
Cost of revenue
Manufacturing	79,747	147,552	158,674	275,154	661,127
Wheel Services, Refurbishment & Parts	86,411	101,413	111,202	106,423	405,449
Leasing & Services	9,120	8,725	9,254	10,084	37,183

	175,278	257,690	279,130	391,661	1,103,759
Margin	23,656	26,650	38,150	51,075	139,531
Selling and administrative	17,938	17,693	22,580	22,115	80,326
Gain on disposition of equipment	(2,510)	(1,961)	(1,678)	(2,220)	(8,369)

Earnings from operations	8,228	10,918	17,248	31,180	67,574
Other costs
Interest and foreign exchange	10,304	10,536	9,807	6,345	36,992
Loss on extinguishment of debt	—	—	10,007	5,650	15,657

Earnings (loss) before income tax and loss from unconsolidated affiliates	(2,076)	382	(2,566)	19,185	14,925
Income tax benefit (expense)	611	(100)	301	(4,376)	(3,564)
Loss from unconsolidated affiliates	(587)	(575)	(539)	(1,273)	(2,974)

Net earnings (loss)	(2,052)	(293)	(2,804)	13,536	8,387
Net earnings attributable to Noncontrolling interest	(252)	(257)	(510)	(902)	(1,921)

Net earnings (loss) attributable to Greenbrier	$(2,304)	$(550)	$(3,314)	$12,634	$6,466

Basic earnings (loss) per common share: (1)	$(0.11)	$(0.02)	$(0.14)	$0.50	$0.27
Diluted earnings (loss) per common share: (2)	$(0.11)	$(0.02)	$(0.14)	$0.42	$0.24

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Unvested restricted stock awards are excluded from the per share calculation for the first, second and third quarters due to a net loss in each of those periods.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. The dilutive effect of warrants is excluded from per share calculations for the first, second and third quarters due to net losses for those periods. The fourth quarter diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Reconciliation of Net Earnings attributable to Greenbrier to Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended August 31,		Year Ended August 31,
	2012	2011	2012	2011
Net earnings attributable to Greenbrier	$7,404	$12,634	$58,708	$6,466
Loss on extinguishment of debt	—	5,650	—	15,657
Interest and foreign exchange	6,236	6,345	24,809	36,992
Income tax expense	10,593	4,376	32,393	3,564
Depreciation and amortization	11,768	10,119	42,371	38,293

Adjusted EBITDA	$36,001	$39,124	$158,281	$100,972

(1)

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as earnings attributable to Greenbrier before loss on extinguishment of debt, interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

	Three Months Ended August 31, 2012	Year Ended August 31, 2012
Backlog Activity (units)
Beginning backlog	11,500	15,400
Orders received	2,900	11,200
Production held as Leased railcars for syndication	(300)	(2,700)
Production sold directly to third parties	(3,400)	(13,200)

Ending backlog	10,700	10,700

Delivery Information (units)
Production sold directly to third parties	3,400	13,200
Sales of Leased railcars for syndication	100	1,800

Total deliveries	3,500	15,000

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Calculation of Diluted Earnings Per Share

(In thousands, except per share amounts, unaudited)

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended August 31,		Year Ended August 31,
	2012	2011	2012	2011
Weighted average basic common shares outstanding (1)	27,148	25,177	26,572	24,100
Dilutive effect of warrants	756	2,340	1,101	2,401
Dilutive effect of convertible notes (2)	6,045	6,045	6,045	—

Weighted average diluted common shares outstanding	33,949	33,562	33,718	26,501

(1)	Restricted stock grants are treated as outstanding when issued and are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	In 2012 and for the three months ended August 31, 2011, the shares underlying the dilutive effect of the 2018 Convertible notes are included as they were considered dilutive under the “if converted” method. For the year ended August 31, 2011, the dilutive effect of the shares underlying the 2018 Convertible Notes was excluded from the share calculation as it was the less dilutive of two approaches described below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each year presented was less than the initial conversion price of $48.05 and is therefore considered anti-dilutive.

Diluted EPS was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

	Three Months Ended August 31,		Year Ended August 31,
	2012	2011	2012	2011
Net earnings attributable to Greenbrier	$7,404	$12,634	$58,708	$6,466
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,416	1,376	5,677	n/a

Earnings before interest and debt issuance costs on convertible notes	$8,820	$14,010	$64,385	n/a

Weighted average diluted common shares outstanding	33,949	33,562	33,718	26,501
Diluted earnings per share(1)	$0.26	$0.42	$1.91	$0.24

(1)	Diluted earnings per share was calculated as follows:

Earnings before interest and debt issuance costs on convertible notes or Net earnings attributable to Greenbrier

Weighted average diluted common shares outstanding

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Reconciliation of Basic Earnings Per Share to Economic Earnings Per Share (1)

(In thousands, except per share amounts, unaudited)

The shares used in the computation of the Company’s basic and economic earnings per common share are reconciled as follows:

	Three Months Ended		Year Ended
	August 31, 2012	May 31, 2012	August 31, 2012
Weighted average basic common shares outstanding	27,148	26,981	26,572
Dilutive effect of warrants	756	836	1,101

Weighted average economic diluted common shares outstanding	27,904	27,817	27,673

Net earnings attributable to Greenbrier	$7,404	$19,117	$58,708
Economic earnings per share	$0.27	$0.69	$2.12

(1)

Economic EPS is not a financial measure under GAAP. Economic EPS is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic EPS as net earnings attributable to Greenbrier divided by the sum of weighted average basic common shares outstanding, plus the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS. You should not consider Economic EPS in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic EPS is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic EPS measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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